Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-128881 on Form S-8 and Registration Statement Nos. 333-179471 and 333-187664 on Form S-3 of Williams Partners L.P. of our report dated February 24, 2014, relating to the financial statements of Gulfstream Natural Gas System, L.L.C., appearing in this Current Report on Form 8-K of Williams Partners L.P. dated May 19, 2014.

/s/ Deloitte & Touche LLP

Houston, Texas
May 19, 2014